Exhibit 10.12

Trust Loan Contract

Contract No.: SCXT2016(DXD)Zi. No.167-2

Trust Loan Contract

Sichuan Trust Co., Ltd.

____Month of 2016

Trust Loan Contract

Contents

1	Definition and Explanation	1
2	Trust loans	4
3	Precedent condition of issuance	5
4	Issuance of the Loan	6
5	The usage of Trust Loan	7
6	Interest	7
7	Repayment	9
8	Loan Guarantee	10
9	Payment	12
10	Capital Supervision	12
11	Representations and Warranties matters	13
12	The Agreed Items	15
13	Events of default	17
14	Liabilities for default	19
15	Special stipulations	20
16	Supplement, Modification and Transfer of the Contract	20
17	Notices	21
18	Grace and Partial invalidity	22
19	Other matters	22

Trust Loan Contract

This Trust Loan Contract numbered SCXT2016(DXD)Zi. No.167-2 is signed by the following two parties in Chengdu in on 9/7/2016:

Lender: Sichuan Trust Co., Ltd.

Legal Representative: Mou Yue

Address: No.18, Second section of South Renmin Avenue, Jinjiang District, Chengdu

Agent: Pan Zhu

Tel:0571-85238957

Fax: 0571-85238957

Postcode: 610016

Borrower: Wuhan Kingold Jewelry Co., Ltd.

Legal Representative: Zhihong Jia

Address: Special No. 15 of Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Contact Address: Special No. 15 of Zhongshan Western Huangpu Science and Technology Park, Jiang’an District

Agent:

Fax: 027-65694977

Tel: 027-65694977

Postcode: 430023

The parties involved above is separately referred to as “one party” and collectively known as “both parties”.

WHEREAS:

(1)	The Lender, as the trustee of “Chuanxin-Kingold No.1 Single Trust” (hereinafter referred to as this “Trust” or the “Trust”), in accordance with the agreement in Chuanxin-KingoldNo.1 Single Trust Contract, numbered 【SCXT2016(DXD)Zi. No.167-1】, planned to make loans which are delivered by the Consignor for the Borrower as the RMB Trust Loan, which shall be used by the Borrower to purchase raw materials.

(2)	The Borrower is a company limited by shares with valid existence established in accordance with the laws of the People's Republic of China. Due to the need of manufacture and operation, the Borrower applies to the Lender for loans no more than RMB 1 billion (Capital: One Billion Yuan Only);

(3)	According to the stipulation of Trust Contract, the Lender agrees to offer Trust Loan for the Borrower;

(4)	At the time of signing the Contract, the Borrower has been aware of and recognized that the Loan funds under this Contract are from the trust funds which the Lender is trusted to manage. Except for opposite provisions, the Loan under this Contract referred to “Trust Loan”.

Hereby, according to the current law of the People's Republic of China and on the basis of fairness principle, the Borrower and the Lender reach an agreement and conclude this Contract to comply with.

1	Definition and Explanation

In the Contract, except that there are other explanations or implications in the context, the following words and phrases bear the following meanings:

1.1	The Borrower/ Wuhan Kingold Jewelry Company: refers to Wuhan Kingold Jewelry Co., Ltd. and its legal successor.

1.2	The Lender/ Sichuan Trust: refers to Sichuan Trust Co., Ltd. and its legal successor.

Trust Loan Contract

1.3	Both parties: refers to the Borrower and the Lender.

1.4	Consignor: Zhangjiakou Bank Corporation

1.5	This Contract: refers to the Loan contract signed between the Borrower and the Lender as well as its enclosures and any valid amendment or supplementary agreement of it.

1.6	Contract of Guaranty: refers to the Contract of guaranty signed between the Borrower and the Guarantor numbered SCXT2016(DXD)Zi. No.167-2 and the attachment as well as any valid amendment or supplementary agreement of it.

1.7	Pledge Contract of Gold: refers to the pledge contract of gold signed between the Borrower and the Guarantor numbered SCXT2016(DXD)Zi. No.167-4 as well as its enclosures (include but not limited to the pledged property listing) together with any valid amendment or supplementary agreement of it.

1.8	Insurance Contract: refers to the insurance contract and the insurance policy (property insurance) together with any of its valid amendment or supplementary agreement, signed between the Borrower and the PICC Property and Casualty Company Limited (hereinafter referred to as PICC P&C) on pledge gold, with the Lender as the only beneficiary. The term of the insurance contract (including renewed term) shall cover the whole pledge term.

1.9	Security Documents: the Contract of Guaranty and the Pledge Contract of Gold under this Contract are jointly called Security Documents.

1.10	Pledgor: the Pledgor and Borrower under this Contract is the same person, namely Wuhan Kingold Jewelry Co., Ltd. and its legal successor.

1.11	Guarantor: refers to Mr. Zhihong Jia, the actual controlling person of the Borrower.

1.12	Guarantor: the pledger and the warrantor under this Contract are collectively called as the Guarantor.

1.13	Standard Gold: refers to the AU9999 Standard Gold purchased from Shanghai Gold Exchange whose purity is 99.99%.

1.14	Pledge Gold: refers to the standard gold which the Borrower owns legally and can be pledged legally, is obtained from the warehouse of Shanghai Gold Exchange according to relevant regulations and procedures, and is promised to pledge to the Lender in accord with this Contract and the pledge contract of gold.

1.15	Gold Price: Refers to the closing price of this Contract at 15:30 of the Shanghai Gold Exchange Standard Gold, or closing price of this Contract at 2:30 in the morning of Shanghai Gold Exchange Standard Gold if there are night market according to Shanghai Gold Exchange Au(T+D) contract, unless there is special agreement in this Contract.

1.16	Base Price of Gold Pledge/ Pledge Price: The pledge price of pledge gold takes the lower price between Shanghai Gold Exchange AU(T+D) contract 30-day average of the previous session and the closing price at 15:30 of the previous session.

1.17	Pledge Date: refers to the day when each installment of pledge gold is stocked in the pledged property safe box rented by the Borrower.

1.18	Trust Loan: refers to the Loan that the Lender offers to the Borrower according to this Contract and trust funds under the Trust Plan it is trusted to manage. Except for additional reference, the “Loan” in this Contract has the same meaning as Trust Loan.

Trust Loan Contract

1.19	Loan Period: refers to the Loan period stipulated in the article 2.1 in this Contract.

1.20	Repayment: refers to the repayment of any principal amount and interest of the Trust Loan stipulated in this Contract.

1.21	Value Date for Interest: refers to the day when the Lender offers each installment funds to the Borrower’s special loan account. In regard to the specific date, the date on the withdrawal application for the Loan shall prevail (format of withdrawal application for a loan see appendix 1). Conditions such as article 6.2.5 in this Contract happens, the interest calculation date of each installment of Trust Loan corresponds to the effective date of the trust beneficial right of each installment of Trust Loan (specific date subject to the Lender’s date of announcement).

Expiry Date for Interest: refers to the accounting date of the interest of each installment of Trust Loan , namely,(i) during the existence period of Trust Plan, every three month calculated from corresponding interest calculation date of each installment of Trust Loan ; (ii) the expiry date of each installment of Trust Loan or all Trust Loan (including advances to the expiry date).

1.22	Interest Payment Date: refers to (i) article 1.20 in this Contract (i) any day within the first five Business Days of each expiry date for interest under each fund; (ii) article 1.20 in this Contract (ii) the expiry date for interest under funds. Any interest payment date which is not a Business Day, shall be extended to the next succeeding Business Day.

1.23	Trust Plan/ This Trust Plan: refers to “Chuanxin-Kingold No.1 Single Trust”, subject to the name regulators approve.

1.24	Precedent Conditions for Lending: refers to the premise condition for Lender to offer loans to the RMB loan account of the Borrower according to article 3 in this Contract.

1.25	Payables: refers to all expenses that the Borrower shall pay to the Lender including but not limited to all principal amount of the Trust Loan under this Contract (no more than RMB 1 billion), interest, liquidated damages produced when the Borrower violates this Contract, overdue interest, penalty interest, damage awards, compound interest, related expenses paid in advance by the Lender, and so on. as well as all reasonable fees for the Lender to realize the creditor’s rights. Thereinto, all reasonable fees for the Lender to realize the creditor’s rights include but not limited to the following fees: legal fare, arbitration fee, property preservation fee, execution fee, valuation fee, auction fee, fees related to exercising security right, transaction handling fee, agent fee, registration fee, appraisal fee, safekeeping fee, insurance premium, notice fee, enquiry fee, attorney fees, notary fees, delivery fee, travel expense, communication fee, and all kinds of taxes and other related expense as well as the responsibility of invalid contract that the Borrower shall bear as the Contract stipulates.

1.26	All Payment Liabilities: refers to the liability that the Borrower shall pay all the Payables to the Lender according this Contract.

Trust Loan Contract

1.27	Default Events: refers to any default event stipulated in article 14.1 in this Contract.

1.28	The Expiration or the Mature: refers to any of the following situations: (1) the expiration of payment date for principle amount and interest of any installment of Trust Loan stipulated in this Contract; (2) partial or overall advance of expiration of any installment of Trust Loan announced by the Lender.

1.29	Occupying Days/ Existing Days: days accumulated from the issuance date of any installment of Trust Loan to the payment date of all principal amounts and interest of any installment of Trust Loan.

1.30	In this Contract when it mentions Business Day/ Working Day: it shall be explained as any day on which the Lender is open to conduct business except for legal holidays. Year: refers to every calendar year. Month: refers to every calendar month. Quarter: refers to every nature quarter.

1.31	Security Fund: According to the Regulations and relevant regulations of supervision department, the Borrower shall subscribe Chinese Trust Industry Security Fund according to one percent of the principal amount of the Trust Loan as the obligated subscriber.

1.32	Security Fund Company: refers to the Chinese Security Industry Trust Fund Co., Ltd established according to the Regulations as well as other companies which inherent its legal obligations.

1.33	The Regulations: refers to Trust Industry Security Fund Management Regulation as well as relevant regulations revised, supplemented and replaced by supervision department.

1.34	Supervision Department: refers to China Banking Regulatory Commission as well as other government departments which bear the same obligations of supervision.

1.35	Yuan: refers to the legal currency unit of People's Republic of China, RMB, Yuan.

1.36	Laws: the laws under this Contract refer to laws, administrative regulations, department rules as well as local laws and regulations and policies with legal binding. Except for additional stipulations in laws and regulations or requirements in context, whenever this Contract mentions any article of “Laws”, it shall be explained as the effective law text timely revised or newest publicized.

1.37	Title: the titles of any article and enclosure under this Contract are made for convenience and only for reference, which shall never be considered as the explanation of that article or enclosure.

2	Trust loans

2.1	Amount and term of Trust Loan

2.1.1	The Trust Loan under this Contract are RMB loans. The principal amount of loans is no more than RMB 1 billion (capital: one billion Yuan only). The Trust Loan can be issued in installments. The specific issuance of each installment shall be determined on the basis of the Borrower’s capital needs and the condition of capital use. The specific amount of each installment is subject to the actual amount issued (specifically subject to the withdrawal application for the Loan).

2.1.2	The total term of the Loan under this Contract is 24 months, calculating from the first day when the first installment of Trust Loan fund is issued to the Borrower’s special loan account (specifically subject to the withdrawal application for the Loan). It is expected to be from September 7, 2016 to September 7, 2018 (specifically subject to the withdrawal application for the Loan). If the condition agreed in article 6.2.5 occurs, the term of Trust Loan shall be calculated from the setup of the Trust Plan.

Trust Loan Contract

2.1.3	Except for additional agreement, when the starting day of the term of Trust Loan does not comply with the actual issuance day under this Contract, the actual issuance day shall prevail. Besides, the expiry date of the Loan agreed in article 2.1.2 in this Contract shall also be adjusted accordingly.

(1)	The Lender is entitled to issue loans by installments. The limit of each installment is 24 months or no more than 24 months, and the expiry date of last installment should be before the expiry date for the total term.

Despite the agreements above, if anything in article 6.2.5 in this Contract occurs, the term of each installment of Trust Loan shall be calculated from the effective date of each trust beneficial right conforming to each installment of the Trust Loan fund. (specifically subject to the announcement date of the Lender).

2.1.4	If any agreed condition in this Contract occurs, the Lender is entitled to announce the acceleration of maturity for partial or whole Loan.

2.2	The Extension of Term

2.2.1	The term of the Trust Loan under this Contract shall not be extended.

2.3	Repayment in Advance

When the term of each installment reaches 12 months within the Loan Term, the Borrower can pay back the total sum of this installment with written application a month in advance and written approval of the Lender. When the Borrower repays the total principal and the interest of the Loan as is stipulated in article 2.3.1 in this Contract, the Loan ends in advance.

2.3.1	Once the application for repayment in advance is submitted, it is irrevocable. When such application is approved by the Lender in written form, the Borrower shall pay back the amount in a lump sum to the account designated by the Lender on the advanced payment date approved by the Lender. After the Lender receives the payments, the corresponding loan ends in advance. The Trust Loan interest shall be calculated according to the actual using days, and interest shall be paid with principal.

3	Precedent condition of issuance

3.1	Unless all the precedent conditions stipulated in this Contract are all met or given up by the Lender in written form, the Lender has no obligation to issue any loan under this Contract to the Borrower.

3.2	After the Lender meets all of the following precedent conditions, Trust Loan shall be issued to the Borrower according to the ways stipulated in this Contract. The loan amount shall not exceed 【the gold amount confirmed by both the Consignor and PICC Property & Casualty× the Base Price of Gold Pledge】;

3.2.1	This Trust Plan is set up, and the Consignor has issued fund for Trust Loan to the special account for trust fund.

Trust Loan Contract

3.2.2	The legal documents including this Contract, Gold Pledge Contract, the Contract of Guaranty, Safe Deposit Box Rental Agreement, Insurance Agreement, Funds Trusteeship Agreement, Financial Advisory Agreement, Gold Purchase Contract, and Authorization Letter from the Borrower to the Lender has been duly signed and are effective. Among them, this Contract, Gold Pledge Contract and the Contract of Guaranty have been enforced compulsory executive notarization.

3.2.3	The competent authority of the Borrower has provided resolution about approval of borrowing money and providing gold as pledge.

3.2.4	Before the issue of the Trust Loan, the Borrower has provided all the pledged gold as the pledge guarantee which is calculated by the Loan-to-value ratio to the Lender and has met the following demands: (i) to have deposited the pledge gold into the safe of Wuhan branch of the Industrial Bank or other safes rent by the Lender in other banks (hereinafter referred to as Pledge Safe) (the password of the Pledge Safe and one key is kept by the Lender, and the other key is kept by PICC P&C), and before depositing the pledge gold into the Pledge Safe, the related insurance is bought for the pledge gold according to the Contract; (ii) the related procedures have been gone through in the Jiang’an branch of Wuhan Finance Bureau and the Lender has gotten the corresponding Certificate of Registration of Chattel Mortgage.

3.2.5	The consignor has provided written confirmation on the completion of checking and stocking pledge gold; the procedure of insuring the pledge gold has been finished and the Consignor has provided a document confirming it has obtained the insurance policy; the Consignor has provided written confirmation on the completion of registration of gold pledge in Unified Registration System for Real Estate Financing in Credit Center of People’s Bank of China; the Consignor has provided a document on agreeing the issuance of the fund.

3.2.6	The subscription money for the trust industry Security Fund is paid off.

3.2.7	Legal opinion on this Trust Plan is acquired.

3.2.8	Other conditions required by the Lender.

4	Issuance of the Loan

4.1	According to articles in this Contract, the Lender shall grant the Loan to the special loan account of the Borrower who has been confirmed to comply with issuance conditions.

4.2	The Borrower confirms that, the Lender is entitled to issue the Trust Loan in installments according to the capital arrangements, pledge situation, risk control standard, the Borrower’s capital needs as well as fund usage situation, to decide the amount of each installment and the issuance date of the Trust Loan unilaterally, and to reduce the Trust Loan or even refuse to grant part or all of the Trust Loan based on the operating situation and payment situation of the Security Fund by the Borrower. The Lender is not deemed to violate the Contract in the above situations and the Borrower cannot require the Lender to bear any responsibility.

Trust Loan Contract

4.3	Regardless of the above loan issuance prerequisites, the Lender is entitled to issue the Loan in advance when not all the prerequisites have been fully met; if the Lender issues the Loan ahead of time, it neither means that the Lender gives up any rights under the Contract nor the Lender approving that the Borrower and the Guarantor does not fully or partially carries out the obligations under the Contract or the security document. The Lender is entitled to raise a plea, pursue legal actions and take a legal action against the Borrower and the Guarantor at any time if it do not carry out or fully carry out the obligations under the Contract as well as in the Security Documents.

5	The Purpose of Trust Loan

5.1	The Borrower shall use the Trust Loan under this Contract to supplement circulating funds and purchase raw materials of AU9999 Standard Gold.

5.2	The Trust Loan amount under the Contract cannot be embezzled by the Borrower. The Borrower promises that the Trust Loan will be used according to the Contract, will not involve the overseas investment, stock investment, the real estate investment as well as steel trade and cannot be sued in any project that the laws, legislations, the government prohibits or the government has not approved, or in the projects or usage that prohibit the investment of the trust loan.

5.3	The Lender is entitled to ask the Borrower to provide the documents and information relating to the fund capital according to the laws and the stipulation issued by regulatory authorities, which include but not limited to contracts/agreements, invoices/receipts, fund issuance certificates, gold purchase certificates of Shanghai Gold Exchange and warehouse vouchers of gold. The Borrower shall grantee that the provided materials are real, correct, complete and effective so that the Lender can supervise and verify the usage condition of the Trust Loan under the Contract.

6	Interest

6.1	Trust Loan Interest Rate

The Trust Loan interest rate under this Contract is annual interest rate 8.46%.

The Trust Loan interest rate under this Contract is fixed, and within the Term of the Contract, Trust Loan interest rate shall not be adjusted.

6.2	Interest Calculation

6.2.1	The Trust Loan interest under this Contract is calculated by day, and daily interest rate=annual interest/360.

6.2.2	The interest of each installment under this Contract is calculated from their respective interest calculation date.

Trust Loan Contract

6.2.3	The interest of each installment under this Contract is calculated separately. The interest corresponding to each installment is calculated from its respective interest calculation date. And the interest is calculated and collected according to the actual Using Days of the Trust Loan fund.

6.2.4	The calculating formula of daily interest is: daily interest= balance of principal of this day's Trust Loan*daily interest rate.

6.2.5	If any sum of Trust Loan is failed to be paid to the Borrower on effective day of trust beneficiary right corresponding to each installment of the Trust Loan not due to the Lender (including but no limited to that the Borrower fails to realize the loan issuance prerequisites agreed in Article 3.2 of this Contract), the Borrower agrees to calculate corresponding anticipated interest losses during the term when the trust fund is not paid as scheduled according to the loan interest rate agreed in this Contract and compensate the Lender. Base on this, both parties agree that in above-mentioned case, both parties acknowledge the interest calculation date of each installment of Trust Loan is the effective day of corresponding trust beneficiary right (subject to the day announced by the Lender).

6.3	Payment of Interest

Unless otherwise agreed under the Contract, during the term of the Trust Loan, the Borrower should pay the payable interest of each installment of the Trust Loan under this Contract according to the following arrangement and should pay unpaid Trust Loan principal and remaining interest to the Lender on the due date of each installment or on the due date of all Trust Loan (including advanced due date). The details are as follows:

6.3.1	Within five days after each installment of Trust Loan is issued and within five days after the Loan is issued for one year, each interest amount that the Borrower should pay to the Lender=the principal of this term of loan*1.21%

6.3.2	Within five days before the first interest settlement date after each installment of Trust Loan is issued, the interest amount that the Borrower should pay to the Lender=the principal amount of the Trust Loan*7.25%*duration days from interest calculating date (including) to the interest settlement date (excluding) of the Trust Loan/360.

6.3.3	Despite the interest date stipulated in above articles in the Trust Loan duration, in the interest date of each installment of Trust Loan, the interest amount that the Borrower should pay to the Lender==the principal amount of this installment of the Trust Loan*7.25%*duration days from interest calculating date (including) to the interest settlement date (excluding) of the Trust Loan/360.

6.3.4	If the Lender pays back part of the Trust Loan in advance in accordance with article 2.3 in this Contract, the advanced repayment amount =the principal amount to be repaid in advance in this installment of the Trust Loan*(1+7.25%* duration days from interest calculating date (including) to the advanced repayment date (excluding) of the Trust Loan/360.) – the interest that the Borrower paid on the principle amount to be repaid in advance in this installment of this Trust loan.

6.3.5	On the due date of each installment of Trust Loan (including advanced due date), the Borrower should pay remaining interest and outstanding principals of this installment of Trust Loan to the Lender, and the payment amount = principal amount of each installment of Trust Loan *(1+7.25%*duration days of each installment of Trust Loan /360)- interest of this term of Trust Loan already paid by the Borrower- principal of this term of Trust Loan paid by the Borrower in advance.

6.3.6	On the due date of all Trust Loan (including advanced due date), the Borrower should pay remaining interest and outstanding principals of all Trust Loan to the Lender, payment amount =∑ principal amount of each installment of Trust Loan *(1+7.25%*duration days of each installment of Trust Loan /360)- interest already paid by the Borrower- principal paid by the Borrower in advance.

6.3.7	In any circumstances (including but not limited to that the Borrower paid the interest in advance but the Loan ends in advance), the Lender will not return the interest paid by the Borrower.

Trust Loan Contract

6.4	Overdue Interest

If the Borrower doesn't pay the principal and interest of the Loan according to the Contract, then during the Loan's overdue period, besides continuing calculating and collecting loan interest according to the Article 6.3, the Lender has the right to collect overdue loan interest during overdue period. The overdue loan interest is calculated and collected everyday automatically according to one in a thousand of the remaining of the Loan principal from its overdue date

7	Repayment

7.1	The Lender should repay principal and/or interest of each installment of the Trust Loan to the account designated by the Lender according to the Contract. Unless otherwise agreed under the Contract, the date when the Trust Loan principal or interest arrive at the designated account is the actual repayment date.

7.2	The Trust Loan principal and interest repaid by the Borrower should be remitted to the following account designated by the Lender:

Account name: Sichuan Trust Co., Ltd.

Deposit bank: Nanjing Bank Hangzhou Branch

Account number: 07010124770000592

If the Lender adjusts the above repayment account, the repayment account should be subject to Payment Notice sent by the Lender then.

7.3	The money repaying the Trust Loan comes from the sales income of the Borrower, cash flow produced through processing Standard Gold of which purity is 99.99% into cash or other capital which can be used to repay the Loan.

7.4	Security Fund

In accordance with the stipulations in Managing Methods in Trust Security Fund (China banking no. [2014]50, hereinafter referred to as “method”) and Notice on the Detailed Items of Trust Insurance Funding and Management and and so on. (China banking no. [2015]32, hereinafter referred to as “Notice”), after amicable negotiation, an agreement is reached by both parties that the Borrower should fund and delegate the Lender to subscribe the Chinese Trust Industry Security Fund (hereinafter referred to as “Security Fund”), and the subscription amount will be 1% of the total amount of each trust installment successfully raised under the Trust Plan.

The subscription will be conducted in following ways:

(1)	When the Lender pays each installment, 1% of the payment will be paid to the special account for Security Fund (hereinafter referred to as “Security Fund Account”) as subscription for the Borrower, and this subscription will be counted as part of the principal loan.
(2)	After the Lender receives the subscription fund paid by the Borrower, it delegates the subscription fund to the Chinese Trust Industry Security Fund Ltd. Co. (“Security Fund Company”).
(3)	After the Borrower funds and delegates the Lender to subscribe for the Security Fund Account, the corresponding rights and risks to the subscribed Security Fund will be enjoyed and undertaken by the Borrower; only after the Lender is paid the principal and return corresponding to the subscribed Security Fund by the Security Fund Company, the Lender will pay the Borrower with the limit that he Security Fund Company actually pays, and the Lender will not advance payment.

The revenue distribution and calculation of Security Fund is subject to the provisions and stipulations of method, notice, relevant laws and regulatory department.

(4)	The items that are not involved in the agreement on Security Fund subscription are subject to the provisions and stipulations of method, notice, relevant laws and regulatory department. If this Contract is not consistent with the above provisions and stipulations since there are newly issued or changed provisions and stipulations, the matters concerned the Security Fund subscription will be conducted in accordance with the adjusted laws or provisions.

Trust Loan Contract

8	Loan Guarantee

8.1	The Borrower’s payment obligations for all principal and interests of the Trust Loan as well as other payables (including but not limited to payment obligations for overdue interests, default interests, liquidated damages, damage awards, all expenses incurred for the Lender’s credit realization, and all other payables by the Borrower), shall be guaranteed by the Borrower with its legally owned standard gold which could be pledged, with the Guarantor offering personal joint liability guaranty. In case the Borrower fails to fulfill or incompletely fulfill principal and interest payment obligations for any installment of Trust Loan hereunder or part or all of payment obligations for other payables, or in case of other default circumstances under this Contract or Gold Pledge Contract, the Lender shall be entitled to implement the right of pledge for all gold pledged it will possess then, and request the Guarantor to bear joint liability guaranty.

8.2	Gold Pledge Guarantee

8.2.1	When signing this Contract, the Borrower shall properly sign Gold Pledge Contract with the Lender and provide pledged gold in the amount calculated according to pledge rate of this installment as pledge guarantee before the Lender issues any installment, and store such pledged gold into pledge safe box; the specific amount of pledged gold in all batches shall be subject to Pledge List attached to Gold Pledge Contract (the quality and quantity of pledged gold are subject to the common verification of the Consignor and PICC Property & Casualty). All pledge contracts and pledge lists serve as an integral part of this Contract with the same legal force. The Lender shall release corresponding Trust Loan upon registration of pledge for gold in each installment in accordance with Withdrawal Application; any batch of pledged gold shall guarantee all payment obligations hereunder.

8.2.2	The amount of each installment means that the loan amount is decided on the value of pledge shall be determined by the lower price between the 30-day average of Shanghai Gold Exchange AU(T+D) and the Gold Price at 15:30 of the Pledge Gold on previous transaction day of Pledge Day, and is subject to the pledge rate under 75%.

For the convenience to calculate the amount of pledge gold, the pledge rate of each installment is calculated separately. The pledge rate is=the principal balance of this installment of the Trust Loan/ (the quantity of corresponding batch of pledged gold * the lower price between the 30-day average of Shanghai Gold Exchange AU(T+D) and the Gold Price at 15:30 of the Pledge Gold on previous transaction day of Pledge Day).

8.2.3	The Borrower shall properly sign Insurance Contract with PICC regarding pledged gold upon signature of this Contract, and purchase property insurance from PICC with the Borrower as sole beneficiary for quality, purity, weight and risks on damages, loss, robbery of pledged gold in related batch (including those added) during the pledge period prior to delivery of any batch of pledged gold to pledge safe box (i.e. prior to the Lender’s release of any loan by this Contract), or prior to provision of adding pledged gold to the Lender by this Contract; the amount of insurance claims = the lower price between the 30-day average of Shanghai Gold Exchange AU(T+D) and the Gold Price at 15:30 of the Pledge Gold on previous transaction day of Pledge Day * 85% of weight of this pledged gold. The insurance period of any batch of pledged gold is one year (inclusive) from its pledge day, and the Borrower needs to renew the insurance 1 month before expiry of its insurance period, which shall be no less than 1 year, and the relevant original copy of insurance policy is to be kept by the Consignor, or the Borrower is considered as in default, then the Lender is entitled to require the Borrower to pay off the principal and interest of the trust and other payables in advance and take corresponding responsibilities.

Trust Loan Contract

8.3	Marking to Market

The basis of calculation of separate precautions line, the open line and each precaution line of every installment of this Trust stand the same, namely, the precaution line is 1.2 times of the pledge price; and the circulation basis of each open line, namely, the open line is 1.173 times of the pledge price. And in this Trust, the Lender is responsible to mark the market on every trading day, and the price is adopted as following: closing price of this Contract at 2:30 on this trading day morning of Shanghai Gold Exchange Standard Gold if there is night market, or the closing price of this Contract at 15:30 in the previous trading day afternoon of the Shanghai Gold Exchange Standard Gold if there is no night market.

8.3.1	Precaution operations

The Borrower has the obligation to cover the Lender on the decrease of pledge gold price by providing corresponding cash (hereinafter referred to as “Additional Margin”). If the gold price falls down below (include) the precaution line, then the Lender should inform the Borrower immediately by call, fax, or message to cover with Additional Margin. The Borrower should deposit the Additional Margin to the special trust account before 10:30 of this trading day, until the total amount of pledge value and the additional cash deposit is 1.2 times of the pledge price. If it continues to be below the precaution line, the Lender will not notify. The Borrower should be reached by phone. If the Lender is unable to timely contact with the Borrower because the Borrower’s phone is out of service, or nobody answers, the relevant consequence will be taken by the Borrower.

8.3.2	Close position

If the gold price falls down under (include) the open line of any loan, the Borrower should deposit Additional Margin to the special trust account before 10:30 in the morning of this trading day until the total amount of pledge value mentioned above and the additional cash deposit is 1.173 times the pledge price, or the Lender will inform the Consigner and begin the process of pledge disposal in accordance with the Consigner’s order.

The Borrower confirms that any batch of the pledge gold under this Contract is the guarantee for the entire obligation to pay.

8.3.3	If the Borrower refuses or fails to deposit the payable Additional Margin timely as the Contract requires, the Lender has the right to claim that all the Trust Loan under this Contract is due in advance, and all the interest of the Loan should be repaid in advance, and requires the Borrower to immediately perform all the payment obligations under this Contract, meanwhile the Lender is entitled to exercise mortgage to all the pledge gold and use funds gained from realizing pledge to pay off all unpaid payables of the Borrower under the Contract for priority. If the fund is not sufficient to pay off the items above, then the Borrower directly pays Lender the rest.

If any circumstances mentioned above happens, namely pledge preservation delay, not timely or not sufficient Additional Margin occurs to the pledge gold of any loan, the Lender is entitled to claim that the entire loan under this Contract is due in advance and exercise mortgage to all the pledge gold, and has the priority to use funds gained from realizing pledge for compensation.

8.3.4	The Additional Margin paid by the Borrower shall be paid into following bank account of the Lender:

Account Name: Sichuan Trust Co., Ltd.

Opening Bank: Bank of Nangjing, Hangzhou Branch

Account No.: 07010124770000592

If the above-mentioned bank account needs to be changed, the Lender shall notify the Borrower in written 5 Business Days in advance.

8.3.5	If the Borrower completes all the gold pledge, insurance obligations and corresponding complements and call margin obligations according to this Contract, after the principal and interest of any installment of the Trust Loan has been fully paid and the Borrower has performed all the payment obligations corresponded to that installment of the Trust Loan, the Lender is entitled to decide to release the pledge of corresponding gold provided by the Borrower in advance, however, the pledge rate of this loan shall be below 75% (included) after discharging that part of gold.

Trust Loan Contract

8.4	Warranty

Mr. Zhihong Jia, the actual control of the Borrower, provides irrevocable joint liability guarantee for all payment obligations under this Contract.

9	Payment

9.1	The Lender and the Borrower shall pay relevant taxes and fees in accordance with the provisions of the law in China.

9.2	Trust loans cost involved under this Contract including but not limited to notary fees, legal fees, audit fees, rent, insurance fee, registration fee, enquiry fee and service fee shall be bear and paid by the Borrower.

9.3	The Borrower shall pay all the money in full under this Contract that should be paid. The payment should not be attached to any claim or limit and shall not have any nature of tax deduction or withholding under this Contract.

9.4	When the Borrower pays a certain sum of accounts payable to the Lender according to the provisions of this Contract (including but not limited to breach of contract, damage awards, penalty interest, interest, principal), if the day of accounts payable is not a Business Day of the Lender, it will postpone to the next Business Day. When the Trust loan principal and interest is extended, the interest is calculated during extended period in accordance with this Contract.

9.5	When the Borrower pays a certain sum of accounts payable to the Lender according to the provisions of this Contract (including but not limited to breach of contract, damage awards, penalty interest, interest, principal), the Borrower should pay to the account designated by the Lender on the day of the payables and send a copy of the payment confirmation or the copies of the seal of the entity on the same day.

9.6	When the Borrower’s repayment money is not enough to pay off all the payables under this Contract (including but not limited to the Trust Loan principal, interest, default interest, liquidated damages, damages, the cost of the creditor's rights, and so on.), the Lender has the right to use the money to pay off other payables (including the cost of the creditor's rights, penalty interest, damages, liquidated damages, and so on.), interest and principal and and so on. in order.

10	Capital Supervision

10.1	In order to ensure the Trust Loan under this Contract is used in accordance with the Contract, the Borrower shall open a fund supervision account by the Lender in the designated bank according to the requirements.

Trust Loan Contract

10.1.1	Fund Supervision Account

Account name: Wuhan Kingold Jewelry Co., Ltd.

Bank: Business Office, Bank of Zhangjiakou

Account No. : 374014169100015

The Borrower opened the fund supervision account in Zhangjiakou Bank Co., LTD based on the Lender’s requirement, to specially receive trust fund under this Contract. Zhangjiakou Bank Co., LTD is in charge of supervising the account which is solely used by the Borrower to buy the gold raw material. When the trust fund is allocated from the fund supervision account, the Borrower should provide the fund supervision bank with the relevant voucher of gold purchase in Shanghai Gold Exchange in 5 Business Days, and the fund supervision bank will check the authenticity; if the Borrower fails to provide the relevant voucher of gold purchase or the voucher is considered to be fake by the fund supervision bank, or the usage of the fund is not complied with this Contract, the Borrower is breaking the Contract (default of loan funds usage), and the Lender is entitled to require the Borrower to pay back the entire trust principal and interest with the designation or the approval of the Consignor and require the Borrower to undertake the default responsibility in this Contract.

11	Representations and Warranties

11.1	The Borrower makes the following representations and warranties to the Lender on the date of signing this Contract, and confirms that the Lender concludes the Contract relying on these representations and warranties, and these representations and warranties continue to be effective during the effective period of this Contract and the subordinate contracts.

11.1.1	The Borrower is an established and validly existing enterprise as a legal person according to the laws and regulations of the People's Republic of China, has the right to address all of its property completely and engage business in its business license. As of each installment issuance date of this Contract, the Borrower is in normal operation condition. There is no existing or reasonably expected possibilities that may lead to the Borrower cannot continue to operate normally in the Trust Loan term.

11.1.2	The Borrower has the right to sign and perform this Contract and the relevant financing documents. It has taken all the necessary measures and other action, making it has all the necessary rights and authorization to sign and perform this Contract, which complies with the company’s articles of association.

11.1.3	The Borrow is voluntary in signing and performing this Contract, which is its true intention, and passes all the necessary legal authorization. The authorization and authorization to sign and perform is not contrary to the Borrower’s articles of association or any laws and regulations or the Contracts binding the Borrower. The formalities that are needed to sign and perform this Contract by the Borrower are completed legally and fully effective.

11.1.4	Except that has been disclosed to the Lender and is recorded in the disclosure document that are received by the Lender in writing, the Borrower doeseses not hide any following events that has occurred or is about to occur and may make the Lender doesn’t agree to grant Trust Loan under this Contract:

Trust Loan Contract

(1)      There is no event of default has occurred by the Borrower and no event of default reasonably expected to happen due to any withdrawal under this Contract. There are no events or circumstances that may constitution default under other ongoing or binding agreement or other documents, or may cause serious adverse effects;

(2)     The Borrower violates the obligations under the credit and debt agreement signed by it and other creditors;

(3)     Any pending litigation, arbitration, administrative procedures, judicial execution of the program /or the administrative authority of similar nature/or other legal process;

(4)     The Borrower and its shareholders, actual controlling person do not have the illegal/unlawful behaviors, and there are no other events that can be reasonably expected that because of the Borrower and its shareholders, actual controllers, their actions fault, it will be in the process of litigation, arbitration and administrative, judicial and/or administrative agencies of the enforcement procedure and/or other legal proceedings with similar properties;

(5)     The Borrower bears debt, contingent liabilities, or to a third person to provide mortgage, pledge, and other guarantee;

(6)     Other financial condition affecting the Borrower and its debt repayment.

11.1.5	All documents, data, reports and documents to the Lender for the Trust Loan under this Contract provided by the Borrower are accurate, true, complete and effective. There are no misleading and no important facts missed.

11.1.6	The obligation of the Borrower under this Contract is the legal and valid and it is legally binding. The Borrower doeses not involve any liquidation, dissolution, merger, division or similar legal process. The Borrower doeses not involve in civil, criminal, administrative litigation or arbitration proceeding that has significant adverse effect on the Borrower's ability to perform this Contract.

11.1.7	Whether the Borrower has signed or will sign guarantee agreement or similar agreement with the Guarantor for its warranty obligations under this Contract, the agreement will not damage any of the Lender’s rights and interests under this Contract in the law or in fact.

11.1.8	Any important asset of the Borrower is not involved in any enforcement, property preservation, sealing up, distaining, lien, regulation, or deposit deduction by financial institutions.

11.1.9	The Borrower promises that its creditor's rights of the Guarantor are inferior to creditor's rights of the Guarantor by the Lender in Trust Loan existing period.

Trust Loan Contract

11.1.10	The Borrower agrees that the Lender can inquire the Borrower's credit situation from the credit data center set up by the People's Bank of China’s or relevant agency and departments, and agrees that the Lender can provide the Borrower’s information to the credit data center set up by the People's Bank of China. The Borrower agrees that the Lender can reasonably use and disclose the Borrower’s information for its business needs.

The Borrower guarantees to repay the Trust Loan principal and interest fully in accordance with the Contract on time. The Lender shall have the right to notify the relevant department or unit, has the right to make announcement collection through the news media for Borrower’s default in loan principal and interest of the trust or other default situation.

11.1.11	The Borrower promise that it is aware and fully understands the Management Method and regulatory rules, and will pay full Security Fund amount on schedule.

11.1.12	The Borrower assures: (1) the propriety and the right to disposal pledge gold, and that the consideration of pledge gold is paid. The pledge gold can be freely circulated and is not the kind of the objects which are forbidden or restricted to circulate by the laws, regulations, and the national policy. There is no controversy on the ownership of the pledge gold, or any encumbrances, defect or restriction of right; (2) before the gold is pledged to the Lender, the gold has never been transferred, gifted or pledged in other situation, neither did the Borrower sign similar contracts; after the gold is pledged to the Lender, the gold should not be transferred, gifted or pledged in other places, and Borrower should not sign similar contracts. Any behavior that may damage the pledge rights and the right and interest of Lender is prohibited.

11.2	The Borrower hereby further represents and warrants, from the day of signing this Contract to the day of all payments are paid off under this Contract, that it will observe each representations and warranties stipulated in article 11.1 above correctly and fully in accordance with the situation at that time, unless the Lender gives up in writing.

11.3	The Borrower should undertake to renew the insurance for the pledge gold if the insurance is due during the period of settling the pledge gold. The renewed insurance duration will allow the party to settle all the pledge gold.

12	The Agreed Items

In addition to the other terms and conditions of this Contract, during the period of the Trust Loan, the following items are further agreed between the Borrower and the Lender:

12.1	The Lender can check and understand the usage of the Loan at any time in a variety of reasonable ways; the Borrower have to actively cooperate with the Lender to make the Lender understand the usage of the Loan and their operating conditions and to provide the relevant materials according to the reasonable requirements of the Lender.

Trust Loan Contract

12.2	During the period of the Trust Loan, without the prior written consent of the Lender, the Borrower could not incur any additional guaranty to other people unless the Lender agrees. When the Borrower finances externally, provides any form of guarantee, disposes the major material assets, and changes the practical control right and so on, it should get the written consent of the Lender in advance.

12.3	Before the Borrower repays all the Trust Loan principal and interest under this Contract, if it takes actions like contracting, leasing, reforming the shareholding system, joint, combination, merger, division, joint venture, material assets transferring, control rights transferring, application for closure, application for dissolution, application for bankruptcy, and other actions which enable to cause the changes of creditors’ rights and debt relations or affect the implementation of the creditors’ rights of the Lender, it should give written notice to the Lender in advance, obtain the consent of the Lender, at the same time, and carry out the liquidation liabilities or clear debts in advance, otherwise it cannot take the above listed actions.

12.4	The Borrower ensures that the financial statements submitted to the Lender are prepared in accordance with Chinese accounting standards.

12.5	The Borrower promises that it will not dissolute, liquidate, or conduct other actions which will influence the Lender’s rights and interests before it makes the preserved measures on the Loan creditor's rights agreed by the prior written consent of the Lender.

12.6	The repayment order of the debt under this Contract is superior to the debts of the Borrower to its shareholders, and at the same time, the Borrower promises that it will not violate the normal repayment order to pay off other loans preferentially. It will not sign any contract or agreement which will make the Trust Loan under this Contract lie in a subordinate or inferior position at present and in the future.

12.7	If the following situations occur, the Borrower should notify the Lender within 5 Business Days:

12.7.1	The events, such as major legal litigation, arbitration or administrative disposal programs or deduction of the deposits by the financial institutions which influence the Lender’s interests, happen;

12.7.2	If any default event under this Contract happens, the Borrower should explain the nature and duration, and explain what action has been taken or what measures it will take;

12.7.3	When the Borrower is aware of itself or any of its important assets having been involved in any legal proceedings or arbitration proceedings, enforcement or seizure or detainment or other similar measures, the Borrower should inform the Lender in written notice according to the provisions of this article, and it should also list the constituted influences or the possible influences in detail and the remedial measures which it has taken or plans to take;

12.7.4	If the Borrower has economic disputes with a third person due to its economic activities or accidental events and they affect the Borrower to carry out its business activities normally, such as production halts, closure, the cancellation of registration, revoking the business license, engagement in the illegal activities of the legal representatives or the principal persons, involving major litigation activities, appearance of the serious difficulties in the production and business operation, deterioration of the financial conditions, and so on;

12.7.5	Any event that may happen or has happened, which has an effect on the Borrower’ normal repayment;

12.7.6	The Borrower needs to change the legal representatives, the authorized representatives, correspondence address, name of the unit, or the major changes in the financial and personnel aspects, and the changes in the articles of association of the Borrower;

12.7.7	The Guarantor under this Contract has the situations of production halts, closure, the cancellation of registration, revoking of the business license, bankruptcy and operating loss, by which it loses the corresponding guaranteed capabilities related to this loan partly or completely, the Borrower should timely provide other guaranteed measures approved by the Lender.

Trust Loan Contract

12.8	Without the written consent of the opposite side, both sides should not disclose the opposite side’s business secrets to third parties, including operating information, management information, technical information, customers’ information and other business information which can bring economic benefits and are not known by the public), except that Lender can provide materials or disclose information according to t the laws, regulations, stipulations or the request of competent authority, to the agent institutions like law firms, or to the Cosigner (beneficiary).

12.9	The Borrower state here in particular, once the Borrower breaches the Contract or the Borrower doeses not repay the Trust Loan principal and interest under the Contract, and the Borrower has no enough property to repay the debt, with regard to any creditor’s right, receivables, and other property rights possessed by the Borrower in allusion to the third party, the Lender has the preferred subrogation to reimburse rights.

13	Events of Default

13.1	Any one of the following events shall form the Borrower’s default under this Contract:

13.1.1	The Borrower has the big earnings volatility and significant legal litigation which affect the abilities of the Borrower to perform the obligations under this Contract;

13.1.2	The Borrower violates the provisions of this Contract, without the written consent of the Lender, arbitrarily uses or transfers loan funds in the special account;

13.1.3	The Borrower fails to repay the Trust Loan principal and interest, overdue interest, default interest, liquidated damages and any other payables in accordance with the provisions of this Contract, the cognizance of such default is applicable to any loan. That is to say, the delay or underpay of any loan’s principal and interest, overdue interest, penalty interest, liquidated damages and any other payables under this Contract shall constitute a fundamental default of this Contract, and the Lender has the right to take measures according to the article 14;

13.1.4	Any important asset of the Borrower has been involved in any enforcement, sealing up, distrain, lien, regulated measures or similar measures;

13.1.5	The Borrower doeses not totally disclose all the debts connected with the company to the Lender. If the Borrower is applied for compulsory enforcement by other creditors to the people’s court due to the Borrower or other persons’ debts, the Borrower shall bear the liability for default of the Contract, and pay liquidated damages to the Lender according to five percent of the total Trust Loan’ principal.

13.1.6	Any representation or warranty made by the Borrower under this Contract is incorrect, untrue, misleading, violated, or the representation or warranty has been proved to be incorrect, untrue, misleading, and violated when it is made or considered to be made, and has caused that the Trust Loan principal and interest is reasonably expected that it cannot be fully repaid.

13.1.7	Because of the changes in the laws or the executive orders of any government, the business situations of the Borrower or any of its important assets has changed significantly or possible events or situations happen which may lead to the big changes, and the changes, events, or situations have been reasonably considered by the Lender to have constituted or possibly constitute the significant adverse impacts on the Borrower’ repaid capabilities under the Contract;

13.1.8	The Borrower does not materially comply with or perform any one of its commitments and obligations under this Contract;

13.1.9	Without the written consent of the Lender, the Borrower sets the guaranteed interests on the fixed assets formed by main assets or the Trust Loan under this Contract happened or some events happen which have produced significant adverse impacts on its capabilities of obligation performance under this Contract;

Trust Loan Contract

13.1.10	The Borrower is ordered to terminate the business due to going out of business, dissolution, cancellation, closure of the business, bankruptcy or other reasons;

13.1.11	The Borrower’s legal representatives or the principal persons escape, disappear, suspect of a crime, or be taken compulsory measures;

13.1.12	The Borrower or the Guarantor involves in or is about to involve in major litigation, arbitration, or other legal disputes;

13.1.13	The Borrower fails to perform the obligations under the borrowing or financing agreements signed with other financial institutions or the obligations or other significant violations happen;

13.1.14	Without the Lender’s consent, the Borrower change the purpose of the Loan arbitrarily, or use the Loan to proceed illegal and improper trading;

13.1.15	The Borrower uses the false contract with the related party to discount or pledge to the banks, and withdraw the bank capital illegally or extend the credit based on the creditors’ rights like receivables and notes receivable which have no real trade backgrounds;

13.1.16	The Borrower refuses to accept the supervision and inspection of the Lender on the usages of the Loan and the related business financial activities;

13.1.17	The Borrower has situations of the major merger, acquisition and reorganization, transfer of equity, and the sale of real estate, and so on, which has affected or may affect the Loan security.

13.1.18	The Borrower deliberately evades the debts of financial enterprises through the related party transactions;

13.1.19	Other situations considered by the Lender that can lead to the failure to repay the Loan principal and interest on time under this Contract;

13.1.20	Other defaulted behaviors according to the relevant laws and regulations of this Contract.

13.2	If the Guarantor has one of the following circumstances, the Borrower shall be considered to default under this Contract, and the Lender shall have the right to take relief measures stipulated by this Contract:

13.2.1	The guarantee is not established, inactive, invalid, being dismantled and lifted under this Contract; the Guarantor defaults, clearly indicates or shows that it will not fulfill the guaranteed responsibility; or the Guarantor loses part or all of the guaranteed qualifications; the collateral value reduces or appear some other changes, and within the time schedule made by the Lender, the Borrower does not supplement or fail to timely provide new collateral according to this Contract’s stipulation or take other preserved measures of creditors’ rights approved by the Lender;

13.2.2	The Borrower does not insure the pledge gold or renew the insurance in time in accordance with the Contract;

13.2.3	The Guarantor does not substantially comply with or carry out any commitment or obligation under the Security Documents; or any representation or warranty made by the Guarantor under the Security Documents is incorrect, untrue, misleading, violated; or the representation or warranty has been proved to be incorrect, untrue, misleading, and violated when it is made or considered to be made.

Trust Loan Contract

13.3	Cross default

When the Guarantor has the below situation or any kind of situation in the article 13.1 or 13.2 in this Contract, it shall be deemed as the Borrower’s default of this Contract, and the Lender has the right to call in the Loan ahead of the Contract’s schedule and require the Borrower to take the defaulting responsibilities:

13.3.1	Any loan, financing or debt has defaults;

13.3.2	Any guarantee or similar obligation is not performed;

13.3.3	Fails to perform or violates the relevant debt guarantees and other legal documents or contracts having similar obligations;

13.3.4	Unable to repay the expiring debtor borrowing/financing;

13.3.5	Bankrupt which has been declared or is about to be declared through the legal procedure;

13.3.6	Transferring the assets or property to other creditors;

13.3.7	Other situations which endanger the safety of loan principal and interest under this Contract.

14	Default Liabilities

14.1	If one or several default items listed in article 13 of this Contract occur, the Lender has the right to take one or more remedial measures according to the actual situation of the Borrower’ default. The Borrower should bear the corresponding responsibilities for default of the Contract.

14.1.1	If the Borrower fails to fully repay any loan’s principal and interest or other payables in time under this Contract in accordance with this Contract; or fails to fully supply any additional gold pledge and margin in time, or fails to timely buy insurance or extend insurance time limit for any pledged gold, and fails to correct the defaulting behaviors and remedies according to the requirements of the Lender within the time limit specified by the Lender, the Lender shall have the right to declare all Trust Loan under this Contract expire in advance immediately, withdraw all the Trust Loan’ principal balance and the unpaid part in all the interest payable according to the calculation stipulated by this Contract, overdue interest, penalty interest, liquidated damages and any other payables in advance from the Lender, and immediately recourse to the Borrower through various forms.

14.1.2	If the Borrower violates the provisions of this Contract without the consent of the Lender by arbitrarily embezzling or transferring the Loan funds from special loan account, the Lender shall have the right to take back all or part of the Loan ahead of schedule. At the same time, from the date of arbitrarily embezzling (transferring) of the Loan, according to the amount of the embezzling (transferring) and actual days of the embezzling (transferring), the Lender shall calculate and collect the penalty interest from the Borrower in the light of the thousandth of the embezzled (transferred) fund every day, until the Borrower returns all the embezzled (transferred) funds to the Lender. The Lender’s collecting penalty interest from the Borrower shall not influence the Lender’s any other rights under this Contract.

14.1.3	During the period of the Trust Loan, if the Borrower fails to pay interest within the time limit prescribed in this Contract, as to the overdue interest part, during the overdue period, the Lender shall have the right to add one thousandth penalty interest every day on the basis of the original overdue loan interest stipulated in article 6.4 from the overdue date.

14.1.4	If the Borrower fails to repay the Trust Loan principal according to the stipulation of this Contract, as for the overdue part of the Trust Loan principal, during the overdue period, the Lender shall have the right to add one thousandth penalty interest every day on the basis of the original overdue loan interest stipulated in article 6.4 from the overdue date.

Trust Loan Contract

14.1.5	According to the provisions of this Contract or Security Documents, it requests the Guarantor to bear guaranteed responsibilities, including performing the right of pledge through the ways of selling off and auctioning the pledged gold, the Borrower’ agreement on the discount of the pledged gold, or entrusting the members in Shanghai Gold Exchange to sell the pledged gold at the market price in the open gold market, or requests the Guarantor to bear the joint guaranteed responsibilities.

14.1.6	Other remedial measures stipulated by the relevant laws and regulations and this Contract.

14.2	After the Lender takes the default measures stipulated by the preceding articles, if the Borrower still cannot make up for the loss to the Lender, the Lender has the right to continue to pursue of recovery to the Borrower about the due payment.

14.3	Because of any party’s default making the opposite party adopt the litigated ways to realize the creditors’ rights, the defaulting party should bear the reasonable costs paid by the opposite party, including but not limited to legal fares, property preservation fee, auction fee, attorney fees, travel expense, copying charge, and printed materials fees, and so on.

15	Special Stipulations

15.1	When the news media, such as the documents, newspapers or web sites sponsored by the state council and its ministries and commissions, provincial government (including the municipalities directly under the central government and autonomous regions), the People's bank of China, Chinese banking regulatory commission and other financial regulatory institutions, report the industrial policies of the state’s prohibition or restriction on the investment of the related industries or series of enterprises, the Lender could suspend, discontinue, and terminate the debts’ issuance or recover the Loan ahead of schedule to the Borrower of the related industries or series of enterprises.

15.2	The Borrower agrees that the Lender could use and save credit information because of the Loan application and post-loan management inquiry.

15.3	The reasons, such as the irresistible forces, stoppages of the communications or network, or system faults of the Lender, lead to the failures to issue loans or conduct the payments in accordance with the stipulations of this Contract, the Lender shall not take the responsibility, but should promptly notify the Borrower and take remedial measures.

16	Supplement, Modification and Transfer of the Contract

16.1	After the Contract entries into force, the parties can modify or supplement the contents of the Contract on the basis of consensus. If the provisions of the Contract are inconsistent with the regulations of the law, a supplementary contract should be timely consulted and signed to perfect the Contract. For matters not covered in this Contract, both parties can sign a supplementary contract. The supplementary contract is an integral part of this Contract, and it has the same legal effect as the Contract. If the supplementary contract is in conflict with the Contract, the supplementary contract shall prevail. In this Contract, when this Contract is mentioned, any effective revisions and supplements to this Contract should be included.

16.2	Without the written consent of the Lender, the Borrower may not transfer any rights and obligations under this Contract.

16.3	The Lender is entitled to transfer the rights and obligations under this Contract to any other party without the agreement of the Borrower, however the Borrower should be informed about this.

Trust Loan Contract

17	Notices

17.1	Unless there are other provisions under the Contract, all notices between the two parties under the terms of the Contract shall be in written form, which can be delivered by people, registered letters, express mail service, and fax can be as an auxiliary way, however, it must have a supplementary delivery according to the above agreed ways under the Contract. The notices on the following dates shall be deemed to be the dates of service:

(1) The notices delivered by people are an effective delivery on the delivery date.

(2) The notices delivered by registered letter (postage paid) are effective delivery on the seventh day after it are delivered (as indicated by the postmark).

(3) The notices issued by express mail service (postage paid) are effective delivery in the third days after being delivered (as indicated by the postmark).

(4) The notices sent by fax are effective after it are delivered.

(5) Using the above methods to send notices at the same time, the fastest one reaches the receiver prevails.

17.2	The notices under this Contract shall be delivered according to the following address; if changes need to be done, the party who wants to change shall notify the other party in writing three Business Days in advance. The losses caused by the failure to notify in time are bore by the party who changes the correspondence address or the contact ways.

Lender: Sichuan Trust Co., Ltd.

Correspondence address: Room B1511, Oumei Center, EAC, Hangzhou City.

Postcode: 310000

Telephone numbers: 0571-85238957

Fax: 0571-85238957

Recipient: Pan Zhu

Borrower: Wuhan Kingold Jewelry Co., Ltd.

Correspondence address: Special No. 15 of Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Postcode: 430023

Tel:

Fax: 027-65694777

Recipient: Qiao Hu

Trust Loan Contract

18	Grace and Partial Invalidity

18.1	When the Lender does not exercise or delay exercising any rights under this Contract, it shall not be deemed to give up such rights. When the Lender exercises such rights alone or in part, it should not be prevented by using any other way or exercising such rights further or other rights.

18.2	The rights and remedies stipulated under the Contract are cumulative and any rights or remedies of the Lender endowed by laws are not ruled out.

18.3	A provision or some portions of one provision in this Contract isnow or in the future will become invalid, the invalid provision or the invalid portions do not affect the validity of the Contract, the other terms of the Contract and other contents of the provision.

19.	Compulsory Execution Notarization

The Borrower and the Lender confirm that both parties have complete understanding on the meaning, content, procedure, responsibility and effect of the laws, rules, regulations have on compulsory execution effect and executive certificate. The Borrower and the Lender conduct notarial process on this Contract and enforce it with effect after signing this Contract with consent. The Borrower does not have disagreement on the obligations under this Contract. If the Borrower does not perform or does not fully perform its obligation under this Contract, the Lender is entitled to apply the people’s court with jurisdiction for compulsory execution with this Contract and executive certificate under notarization. The Borrower should accept the compulsory execution and abstain the right to defend on his own accord. The cost for compulsory execution process is assumed by the Borrower.

20.	Other Matters

20.1.	This Contract is effective after the legal representatives or authorized representatives of both parties signed or sealed and stamped with official seal or special seal for contractual use, and it terminates when Trust Loan principal, interest, penalty interest, liquidated damages and all the other obligations of payment have been fulfilled.

20.2	If both parties disagree on if the situations under this Contract reach to the standard of “significant”, “substantial”, “serious” and so on, the Lender's interpretation shall prevail.

20.3	When disputes arise during the performance of this Contract, it may be resolved through consultation. If it doesn’t work, either party shall file a lawsuit to the people's court with jurisdiction at Lender’s domicile. During the proceeding, the terms that do not involve the dispute under the Contract shall still be fulfilled.

20.4	The contracts, memos, commitments and other binding legal documents signed by the Borrower or Lender on the matters under this Contract which are effective and binding shall be an integral part of this Contract.

20.5	Once the Contract has been signed, it shows that the two parties have read this Contract in full and detail, do not have any doubt and ambiguity on all terms under the Contract, and have accurate and correct understanding on relevant rights, obligations and responsibilities of both parties.

Trust Loan Contract

20.6	This Contract has six original copies, with two copies belonging to the Lender, one copy belonging to the Borrower, and the rest being used for conducting notarization and other procedures, and each one has the same legal effect.

20.7	Loan application form, IOU, and other relevant documents and data provided by the Borrower are integral parts of this Contract.

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Trust Loan Contract

(No text in this page, signing page of No. SCXT2016(DXD)Zi. No.167-2 Trust Loan Contract)

When signing this Contract, both parties read and know all the articles in this Contract, have no objection, and accurately understand all legal implications of all articles related to legal relations, related rights, obligations and responsibilities between both parties.

The Lender: Sichuan Trust Co., Ltd.(Seal)

Legal Representative or Authorized Representative (Signature or Seal):

The Borrower: Wuhan Kingold Jewelry Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature or Seal):

Sign Date: 2016/9/7

Place of signing: Chengdu

Trust Loan Contract

Letter of Authorization

Sichuan Trust Co., Ltd.:

Since our company is unable to undertake the obligation of calling margin and repayment (see details in Trust Loan contract numbered SCXT2016(DXD)Zi. No.167 -2), we have triggered the right of disposal on the pledge gold. Now our company leave the carte blanche to you to disposal the AU9999 gold bars that we pledged (see details in Gold Pledge Contract numbered SCXT2016(DXD)Zi. No.167 -3), which includes determining the buyer and the disposal operations, price, and sign the relevant contract with buyer on behalf of our company or your company. We promise to issue invoice to the buyer on the gold bars. We will agree all the items on the disposal of pledge gold and undertake the revenue and the loss, relevant rights and obligations under laws.

This letter of authorization is not attached to any conditions and is irrevocable. This letter of authorization takes effect with the seal of our company and is legally binding on us.

Wuhan Kingold Jewelry Co., Ltd. (Seal)

Month     Day    , 2016